Addendum to Memorandum of Agrement


         This Addendum is to the Memorandum of Agreement effective, April 25, 1998 (hereafter "Memorandum"), between Arizona Public Service Company and Salt River Project Agricultural Improvement and Power District (hereinafter "the parties"). By signing this Addendum to Memorandum of Agreement (hereafter "Addendum") the parties intend to change certain provisions in the Memorandum and to bind themselves to certain additional obligations in the event their respective governing boards approve the Memorandum.

         By signing this Addendum the parties intend to clarify a number of provisions in the original Memorandum for the express purpose of eliminating any interpretation of the Memorandum that could be construed as permittimg anticompetitive or unlawful conduct, or as being inconsistent with the policy of the Arizona State Legislature and Arizona Corporation Commission, that there be competition in certain aspects of the electric utility business as provided by law.


                                    RECITALS

These facts form the basis of this Addendum:

1. The parties entered into the Memorandum effective April 25, 1998;

2. At the time the Memorandum was executed the Arizona Corporation Commission, within the scope of its jurisdiction, had declared that it is the policy of this State that there be competition in certain aspects of the electric utility business(1), and the Arizona State Legislature was considering a bill to declare a similar statewide policy;

3. The Arizona Attorney General has raised certain issues involving potential anticompetitive effects from possible interpretations of certain language in the Memorandum;

4. The parties do not intend the Memorandum to limit competition in any aspect of the electric utility business in which the parties are authorized by law to compete, or in which they choose to compete;

5. The parties do not intend by the incorporation of any part of the 1955 Territorial Agreement, or the Power Coordination Agreement, to continue the allocation of geographic territories or customer classes with respect to any aspect of the electric utility business subject to competition;

-------------------------

(1) The terms "electric utility business" and "electric services" are used interchangeably in this Addendum, and are intended to mean all aspects of the business of the parties.
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6. The parties do not intend by the words "operational  opportunities" of mutual benefit to mean the pursuit of any opportunity that would be anticompetitive or unlawful in any aspect of the electric utility business that is subject to competition, as of the date of the Memorandum and thereafter;

7. The parties understand that their electric utility business activities that are not actively regulated are subject to state and federal antitrust law.


                               ADDENDUM AGREEMENT

Now, therefore, the parties agree as follows.

1. Amendment of Territorial Agreement(2).

         The parties hereby repudiate any aspect, language or interpretation of the 1955 Territorial Agreement that would permit any of the following:

         a. The allocation or division of customers or geographic territories as between the parties regarding non-distribution electric services that are subject to competion;

         b. Any collaborative decision to fix, maintain or stabilize the price of electric services subject to competition;

2. Amendment of the Power Coordination Agreement

         a. The parties agree that the Power Coordination Agreement shall not be interpreted or performed by the parties in any manner inconsistent with paragraph 1;

         b. The parties agree that nothing in the Power Coordination Agreement shall permit either to discriminate in access to transmission or distribution systems against any competitive provider of electric services, in a manner prohibited by applicable federal and state statute or regulatory requirements.

3. Identification of future savings.

         a. The parties agree that paragraph 3 of the Memorandum shall not permit them to jointly

-------------------------

(2) Paragraph references in this Addendum refer to the same numbered paragraphs in the Memorandum, except that the sub-parts of paragraph 1., 2. and 3. are added by this Addendum.
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make any  determination  that  would fix,  maintain  or  stabilize  any price of electric services subject to competition;

         b. The parties agree that paragraph 3 of the Memorandum shall not be interpreted or performed by the parties in a manner inconsistent with paragraphs
1. and 2. of this Addendum;

         c. The parties further agree that their senior executives shall not, in any meetings to discuss joint business issues, enter into discussions concerning the price or allocation of territories or customers of any electric service subject to competition.

5. State Political Issues

         a.- i. The parties agree that nothing contained in paragraphs a. - i. will be construed by them to prevent each from advertising, marketing, and promoting itself by comparison to the other in terms of price or efficiency in connection with any aspect of the electric utility business subject to competition;

         d. The parties agree that nothing contained in paragraph 5.d. shall require that APS disclose any stranded cost or regulatory asset numbers which are not otherwise publicly available. The parties further agree that paragraph 5.d. shall not require any conformation of bills or billing format, other than the general obligation that APS disclose the fact that regulatory assets are recovered as part of its distribution bill;

         f. The parties agree that each party will determine independently which stranded cost calculation and recovery methodology to present to their respective governing authorities. Such calculation and recovery methodology shall be determined according to the procedures established by State law or Arizona Corporation Commission Rule, whichever applies, and shall be in accordance with federal and state antitrust law, notwithstanding any provision in the Memorandum to the contrary.

6. Federal Political Issues

         a.-g. The parties agree that nothing contained in paragraphs a.-g. will be construed by them to prevent each from advertising, marketing and promoting itself by comparison to the other in connection with any aspect of the electric utility businesss that is subject to competition.

         d. The parties agree that by paragraph 6.d. they do not intend to set up any discriminatory auditing system, entity or mechanism to resolve transmission system constraints that is not in compliance with applicable federal and state regulatory or statutory requirements.

7. Transmission and Distribution Prices and Terms

         The parties  agree that  paragraph 7 obligates  them to allow access to
         their   respective
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         electric power  transmission  and  distribution  facilities to all bona fide competitors, including, but not limited to each other, under rates and terms and conditions of service that are nondiscriminatory, cost-based, just and reasonable and comparable to those charged by themselves for their own use in accordance with applicable regulatory or statutory "open access" rules.

10. Miscellaneous Provisions

d. No provision of the Memorandum, the 1955 Territorial Agreement or the 1955 Power Coordination Agreement, shall be binding on any party, successor, assign, subsidiary or affiliate if a court of competent jurisdiction determines in a preliminary order or final judgment that the provision violates any antitrust law.


AGREED TO AS OF May 19, 1998


APS

ARIZONA PUBLIC SERVICE COMPANY


         By William J. Post
            ----------------------------
         William J. Post
         Chief Executive Officer

         Date 5/19/98
              ---------------------------



SRP

SALT RIVER PROJECT AGRICULTURAL
IMPROVEMENT AND POWER DISTRICT


         By Richard H. Silverman
            -----------------------------
         Richard H. Silverman
         General Manager

         Date 5/19/98
              ----------------------------
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